Exhibit 10.1

22NW Fund, LP

590 1st Ave. S, Unit C1

Seattle, Washington 98104

VIA EMAIL

March 16, 2024

Mr. Ken Sanders, Chairman

DIRTT Environmental Solutions Ltd.

7303-30th Street SE,

Calgary, AB T2C 1N6

Dear Ken:

Support and Standstill Agreement

To confirm the proposal we have communicated today to representatives of DIRTT Environmental Solutions Ltd. (“DIRTT”), 22NW Fund, LP (“22NW”) is providing this binding set of terms to DIRTT’s board of directors (the “Board”) in furtherance of entering into a subsequent detailed support and standstill agreement regarding these matters (the “Definitive Agreement”). The Definitive Agreement would contain the following:

1.

22NW would agree to support for election as directors of DIRTT the nominees identified by the Board for DIRTT’s 2024 annual general meeting (the “2024 Meeting”) and 2025 annual general meeting, provided those nominees do not include more than one representative of WWT. For greater certainty, 22NW would agree to not nominate new directors to the Board or requisition a special meeting of DIRTT’s shareholders for that purpose.

2.

Subject to the board approving a rights plan substantially in the form of the rights plan included in 22NW’s requisition of March 15, 2024 (the “Rights Plan”) and the Rights Plan being submitted for approval of DIRTT’s shareholders at the 2024 Meeting, which would be held on May 9, 2024 or such date as soon as practicable thereafter, 22NW would agree: (i) to vote in support of the Rights Plan at the 2024 Meeting and make such efforts as reasonably requested by the Board to promote the approval of the Rights Plan by shareholders at the 2024 Meeting; and (ii) provided the Rights Plan is approved by shareholders at the 2024 Meeting, not commence an unsolicited take-over bid for the common shares of DIRTT (“Shares”) during the term of the Rights Plan, provided that 22NW will not be bound by (ii) if any person makes a “Permitted Bid” under the Rights Plan, in which event 22NW will be entitled to make its own take-over bid for Shares, or participate in such a bid.

3.	In the event 22NW determines, acting reasonably, the any shareholder has not complied with the Rights Plan, 22NW will be released from its commitments under the Definitive Agreement.

By:
Aron English
22 NW Fund GP, LLC for
22NW Fund, LP

Agreed to and accepted this March 17, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Authorized Signatory